EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-293931) of Sunbelt Rental Holdings, Inc. of our report dated September 5, 2025 relating to the consolidated financial statements of Ashtead Group plc, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
London, United Kingdom
June 23, 2026